UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2018

IHEARTMEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53354	26-0241222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20880 Stone Oak Pkwy.

San Antonio, Texas 78258

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On January 5, 2018, (i) Clear Channel Outdoor Holdings, Inc. (“CCOH”), an indirect, non-wholly owned subsidiary of iHeartCommunications, Inc. (“iHeartCommunications”), which is an indirect wholly owned subsidiary of iHeartMedia, Inc., provided notice of its intent to make a demand (the “Demand”) for repayment on January 24, 2018 of $30.0 million outstanding under the Revolving Promissory Note, dated as of November 10, 2005, between iHeartCommunications, as maker, and CCOH, as payee (as amended by the first amendment dated as of December 23, 2009, the second amendment dated as of October 23, 2013 and the third amendment dated as of November 29, 2017), and (ii) the Board of Directors of CCOH declared a special cash dividend payable on January 24, 2018 to CCOH’s Class A and Class B stockholders of record at the closing of business on January 19, 2018, in an aggregate amount equal to $30.0 million, to be funded with the proceeds of the Demand. iHeartCommunications will be entitled to receive approximately 89.5%, or approximately $26.85 million, of the proceeds of the dividend through its wholly-owned subsidiaries. The remaining approximately 10.5% of the proceeds of the dividend, or approximately $3.15 million, will be paid to the public stockholders of CCOH.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHEARTMEDIA, INC.

Date: January 8, 2018	By:	/s/ Lauren E. Dean
Lauren E. Dean
Vice President, Associate General Counsel and
Assistant Secretary